Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 56980.000001

March 23, 2010

Board of Directors

Weight Watchers International, Inc.

11 Madison Avenue

New York, New York 10010

Weight Watchers International, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Virginia counsel to Weight Watchers International, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on March 23, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 550,272 additional shares of the Company’s common stock, no par value (the “Common Stock”), together with an equal number of rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series B Junior Participating Preferred Stock, no par value, of the Company (“Rights” and, collectively with the Common Stock, the “Shares”), issuable pursuant to the Weight Watchers International, Inc. 2008 Stock Incentive Plan (the “Stock Incentive Plan”), as referenced in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the

ATLANTA     AUSTIN     BANGKOK     BEIJING     BRUSSELS     CHARLOTTE     DALLAS     HOUSTON     LONDON     LOS ANGELES

McLEAN     MIAMI     NEW YORK     NORFOLK     RALEIGH     RICHMOND     SAN FRANCISCO     SINGAPORE     WASHINGTON

www.hunton.com

Board of Directors

March 23, 2010

Stock Incentive Plan and any award agreement entered into under the Stock Incentive Plan, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might arise hereafter or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP